EXHIBIT 99.1

Investor Contact At NationsHealth:
Timothy Fairbanks, CFO 954-903-5018

NATIONSHEALTH ANNOUNCES 2008 FIRST QUARTER FINANCIAL RESULTS AND CORPORATE RESTRUCTURING

SUNRISE, Fla. – May 14, 2008 — NationsHealth, Inc. (OTCBB: NHRX) (“NationsHealth” or the “Company”) today announced its financial results for the quarter ended March 31, 2008.

Revenue for the quarter ended March 31, 2008 increased 25% to $23.5 million, compared to $18.8 million for the corresponding period in 2007. Net loss for the quarter ended March 31, 2008 was $1.9 million, or $0.07 per share, compared to a net loss of $1.2 million, or $0.04 per share, for the corresponding period in 2007. Results for the first quarter of 2008 were impacted by $0.8 million of certain non-recurring costs as well as the investment in growth initiatives within the Company’s Medical Products segment.

Adjusted EBITDA*, defined as earnings before interest, taxes, depreciation and amortization, and stock based compensation, was $1.6 million for each of the quarters ended March 31, 2008 and 2007.

The Company’s Insurance Services segment contributed profit of $3.6 million for the quarter ended March 31, 2008, compared to profit of $2.1 million for the quarter ended March 31, 2007. The Medical Products segment contributed profit of $0.1 million for the quarter ended March 31, 2008, compared to profit of $1.6 million for the quarter ended March 31, 2007. Medical Products segment profit for the 2008 period reflects the impact of investments in certain growth initiatives and approximately $0.4 million of amortization of intangible assets recorded in connection with the Company’s acquisition of Diabetes Care & Education, Inc. in the third quarter of 2007. Segment profit, as discussed above, is before allocation of corporate overhead and other unallocated amounts.

NationsHealth today also announced a corporate restructuring, including certain executive management changes. Effective May 15, 2008, Timothy Fairbanks, currently the Company’s Chief Financial Officer, will be promoted to Chief Operating Officer, with responsibility for all aspects of the Company’s operations. Bryan Happ, the Company’s Chief Accounting Officer, will assume the role of Chief Financial Officer. In connection with the restructuring, approximately 50 positions were eliminated company-wide, pursuant to which the Company anticipates it will take an approximately $1.3 million, or $0.04 per share, restructuring charge in the second quarter of 2008. The restructuring is expected to result in annual savings to the Company of over $2.5 million.

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NationsHealth, Inc. News Release

“We’re pleased with our results for the first quarter, during which we increased our Medical Products segment revenue by over 35%, and total revenue by over 25%, from the 2007 first quarter” said Timothy Fairbanks, Chief Financial Officer of NationsHealth. “In the coming quarters, we intend to focus on continued growth and successful implementation of the corporate restructuring and other cost reductions that will ultimately enable us to achieve net income profitability.”

About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and member service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA (or adjusted EBITDA loss, as applicable), which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA. A reconciliation of net loss to adjusted EBITDA for the periods discussed herein is as follows (in thousands):

	Three Months Ended
	March 31,
	2008	2007
Net Loss	($1,894)	($1,188)
Interest, net	1,256	862
Depreciation and amortization	2,015	1,541
Stock-based compensation	271	353

Adjusted EBITDA	$1,648	$1,568

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NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our ability to successfully maintain our Insurance Services segment; our dependence on Medicare reimbursement; changes in Medicare and Medicaid and any other state or national-based reimbursement programs, including the results of competitive bidding for durable medical equipment and supplies; our delisting from the Nasdaq Capital Market and our subsequent quotation on the Over-The-Counter Bulletin Board; our customers’ desire to take advantage of our Part D services; uncertainty in our costs incurred in administering the Part D program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; our exposure to product liability in excess of our insurance coverage; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; our ability to raise the capital we will need to sustain our operations; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenue:
Net product sales	$14,998	$11,074
Service revenue	8,493	7,678

	23,491	18,752
Cost of product sales	7,778	4,398
Cost of services	3,160	3,735

Gross Profit	12,553	10,619

Operating Expenses:
Patient acquisition and related costs	519	736
Patient service and fulfillment	3,273	2,227
General and administrative	6,666	5,871
Provision for doubtful accounts	970	735
Depreciation and amortization	1,763	1,376

	13,191	10,945

Loss from Operations	(638)	(326)
Other Expense, net	(1,256)	(862)

Net Loss	$(1,894)	$(1,188)

Loss per share – basic and diluted	$(0.07)	$(0.04)

Weighted average shares outstanding – basic and diluted	29,001	28,043

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,412	$1,925
Accounts receivable, net	13,467	10,993
Inventory	2,946	2,557
Prepaid expenses and other current assets	1,633	1,253

Total current assets	19,458	16,728
Property and equipment, net	4,204	4,666
Customer contract intangible, net	6,785	7,755
Acquired customer lists, net	2,756	3,090
Other intangible assets, net	822	907
Goodwill	1,075	1,075
Restricted cash	1,899	1,899
Other assets, net	1,286	1,360

Total assets	$38,285	$37,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,235	$6,314
Accrued expenses	6,388	4,553
Promissory note payable, net	—	1,478
Current portion of long-term debt	3,278	2,810
Current portion of capital lease obligations	700	679
Line of credit	4,619	2,500

Total current liabilities	21,220	18,334

Long-Term Liabilities:
Convertible notes, related party, net	8,112	7,715
Long-term debt	3,277	3,980
Obligations under capital leases	1,213	1,396
Other long-term liabilities	1,305	1,212

Total long-term liabilities	13,907	14,303

Stockholders’ Equity	3,158	4,843

Total liabilities and stockholders’ equity	$38,285	$37,480

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